Exhibit 99.1

Cerulean Pharma and Daré Bioscience Enter into Stock Purchase Agreement

Transaction to create NASDAQ-listed company focused on the development and commercialization of women’s reproductive health products

Sabrina Martucci Johnson to be Named CEO of Combined Company

Cerulean and Daré to Host Joint Conference Call in March to Discuss Proposed Transaction and

Dare’s Business Opportunity

Cerulean Enters into Two Agreements to Sell Assets

Cerulean Pays off Debt Facility and Announces Reduction in Force

WALTHAM, Mass., March 20, 2017 – Cerulean Pharma Inc. (NASDAQ:CERU) and Daré Bioscience, Inc., a privately-held, clinical-stage pharmaceutical company advancing products for women’s reproductive health, today announced that the two companies, together with the equityholders of Daré Bioscience, have entered into a definitive stock purchase agreement under which the equityholders of Daré Bioscience will become the majority owners of Cerulean.

The transaction and the Cerulean asset sales mentioned below would result in a NASDAQ-listed company with a focus on the development and commercialization of products for women’s reproductive health. Daré Bioscience’s product candidate, Ovaprene®, is a clinical stage, non-hormonal contraceptive ring for monthly use that potentially addresses a significant unmet need. Contraception is a $16 billion global market. However, since the approval of the birth control pill by the FDA in 1960, most innovation has focused on hormones. Daré Bioscience’s product candidate, Ovaprene, is a non-hormonal option that is intended to be easy to use and provide protection over multiple weeks. To the knowledge of Daré’s management, no comparable product currently is being marketed. The combined company will operate under the name Daré Bioscience, and its Chief Executive Officer will be Sabrina Martucci Johnson, current Chief Executive Officer of Daré Bioscience. The transaction is subject to approval by stockholders of Cerulean.

“We are thrilled to have the opportunity to grow our business as a public company,” said Ms. Johnson. “Women’s reproductive health encompasses a broad spectrum of categories, many of which have unmet needs. Daré is committed to developing a portfolio that expands options, improves outcomes, and enhances safety for women.”

Cerulean also announced today that it has entered into two agreements for the sale of assets, the proceeds of which will be used to help fund the combined company’s operations. Cerulean sold its clinical product candidates, CRLX101 and CRLX301, for $1.5 million to BlueLink Pharmaceuticals, a subsidiary of NewLink Genetics Corporation, a biopharmaceutical company engaged in the discovery, development and commercialization of novel immuno-oncology product candidates to improve the lives of patients with cancer. Cerulean also entered into an agreement with Novartis, an existing collaborator with the Company, pursuant to which Novartis will acquire all rights to Cerulean’s Dynamic Tumor Targeting™ Platform for $6 million. The closing of the sale to Novartis is subject to approval of the sale by holders of at least a majority of the outstanding shares of Cerulean’s common stock and satisfaction of other closing conditions.

Cerulean also announced that, in connection with these transactions, it is paying off its debt facility with Hercules Capital, Inc.

“Cerulean conducted an extensive review of strategic alternatives with the goal of maximizing value for our stockholders,” said Christopher D. T. Guiffre, President & Chief Executive Officer of Cerulean. “We believe the Daré transaction, in conjunction with the asset sales, achieves this goal and provides Cerulean stockholders with an exciting opportunity in women’s health under an experienced leadership team. Based on Daré’s current projections, with proceeds from the sale of Cerulean’s assets, we believe the combined company will be well funded to advance Ovaprene through the completion of a postcoital proof of concept study that is expected to be a value inflection point and is expected to commence following closing of this transaction.”

Cerulean also announced that it is reducing its workforce by 11 people, or approximately 58%, to a total of eight full-time equivalent employees, under a plan expected to be completed during the second quarter of 2017. Affected employees are being offered transition benefits.

Stock Purchase Agreement Details

Under the terms of the stock purchase agreement, the stockholders of Daré Bioscience will receive shares of newly issued Cerulean common stock, while outstanding Daré Bioscience options and convertible securities will be assumed by Cerulean. Following the issuance of the shares, depending on the relative net cash positions of Cerulean and Daré Bioscience at the time of closing, it is expected that existing Cerulean stockholders will own between 30% and 49% of the combined company, and existing Daré Bioscience stockholders will own between 51% and 70% of the combined company. The transaction has been unanimously approved by the boards of directors of both companies. The transaction is expected to close during the second quarter of 2017, subject to customary closing conditions, including approval by stockholders of Cerulean.

Aquilo Partners, L.P. advised Cerulean. Wilmer Cutler Pickering Hale and Dorr LLP served as legal counsel to Cerulean, and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo PC served as legal counsel to Daré Bioscience.

Management and Organization

Upon the close of the proposed transaction, the board of directors of the combined company will consist of five members, three to be designated by Daré and two to be designated by Cerulean. Officers of the combined company will include Sabrina Martucci Johnson, Chief Executive Officer, and Lisa Walters-Hoffert, Chief Financial Officer.

Conference Call Information

Cerulean and Daré intend to host a conference call in March. Call in information will be provided in a future press release.

About Daré Bioscience

Daré Bioscience is a clinical-stage pharmaceutical company focusing on the development and commercialization of products for women’s reproductive health. Daré is committed to advancing novel clinical-stage candidates in women’s reproductive health to expand options and improve outcomes. Product development in women’s reproductive health is fragmented creating a potential opportunity for Daré. Our goal is to fill the gap by taking products from innovation through development – the Daré team is well-suited to ensure these products advance and are one day commercially available. The founders bring experience in global women’s healthcare as well as success in prior ventures in funding, achieving regulatory approvals, partnering, and launching a number of products, including devices, therapeutics and diagnostics.

For more information on the company, please visit www.darebioscience.com

About Cerulean Pharma

Cerulean is a company focused on applying the Dynamic Tumor Targeting™ Platform to create nanoparticle-drug conjugates (NDCs) designed to selectively attack tumor cells, reduce toxicity by sparing the body’s normal cells, and enable therapeutic combinations.

Additional Information about the Proposed Transactions and Where to Find It

In connection with each of the proposed Daré transaction and the proposed Novartis transaction, Cerulean intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a definitive proxy statement on Schedule 14A (the “Proxy Statement”). The Proxy Statement will be sent or given to the stockholders of Cerulean and will contain important information about the proposed transactions and related matters. BEFORE MAKING ANY VOTING DECISION, CERULEAN’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THOSE OTHER MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND THE PARTIES TO THE PROPOSED TRANSACTIONS. The Proxy Statement and other relevant materials (when they become available), and any other documents filed by Cerulean with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement by directing a written request to: Cerulean Pharma Inc., 35 Gatehouse Drive, Waltham, MA, Attention: Corporate Secretary.

Participants in the Solicitation

Cerulean, Daré, and each of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Cerulean in connection with the proposed Daré transaction. Cerulean, Novartis, and each of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Cerulean in connection with the proposed Novartis transaction. Information regarding the interests of these directors and executive officers in the proposed transactions described herein will be included in the Proxy Statement described above. Additional information regarding the directors and executive officers of Cerulean is included in proxy statement for its 2016 Annual Meeting, which was filed with the SEC on April 28, 2016, and is supplemented by other public filings made, and to be made, with the SEC by Cerulean.

Cautionary Note on Forward Looking Statements

This press release contains “forward-looking statements” regarding matters that are not historical facts, including statements relating to the expected timing and consummation of the transaction between Cerulean, Daré, and the stockholders of Daré, approval of the transactions, including the asset sale, by Cerulean’s stockholders, the ability of the parties to satisfy other closing conditions, Daré’s expectations regarding the timing and availability of results from its clinical trials, the timing of commencement of manufacturing its products, and the safety and effectiveness of its products. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “hypothesize,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: whether Cerulean’s cash resources will be sufficient to fund the operations of Daré it will undertake following the closing; the uncertainties inherent in the initiation and completion of clinical trials; availability and timing of data from ongoing and future clinical trials and the results of such trials; whether preliminary results from a clinical trial will be predictive of the final results of that trial or whether results of early clinical trials will be indicative of the results of later clinical trials; expectations for regulatory approvals; and other factors discussed in the “Risk Factors” section of our Quarterly Report on Form 10-Q filed with the SEC on November 3, 2016, and in other filings that we make with the SEC. In addition, any forward-looking statements included in this press release represent our views only as of the date of this release and should not be relied upon as representing our views as of any subsequent date. We specifically disclaim any obligation to update any forward-looking statements included in this press release.

Contacts:

Chris Guiffre

Cerulean

781-209-6450

Sabrina Martucci Johnson

Daré

858-769-9145